Exhibit 10.3

Revolving Line of Credit Note

$10,000,000.00	February 9, 2024

FOR VALUE RECEIVED, GB HRP, LLC, a Delaware limited liability company (the “Borrower”), with an address at 18 East 50th Street, New York, NY 10022, promises to pay to the order of POINT DIGITAL FINANCE, INC., a Delaware corporation (the “Lender”), in lawful money of the United States of America in immediately available funds at its offices located at 635 High Street, Palo Alto, CA 94301, or at such other location as the Lender may designate from time to time, the principal sum of $10,000,000.00 (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Revolving Line of Credit Advances. This Note evidences a revolving line of credit. The Borrower may borrow, repay and reborrow hereunder and the Lender may advance and readvance under this Note from time to time (each an “advance” and together the “advances”) until the Expiration Date, subject to the terms and conditions of this Note, the Loan Agreement and the other Loan Documents (as defined below). The “Expiration Date” shall mean May 31, 2024, or such later date as may be designated by the Lender by written notice from the Lender to the Borrower. The Borrower acknowledges and agrees that in no event will the Lender be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the Availability as of any date of determination.

2. Interest Rate and Payments. Amounts outstanding under this Note will bear simple interest at a rate per annum which is at all times equal to 625 basis points (i.e., six and one quarter percent (6.25%)), as such rate may be increased from time to time in accordance with Sections 2 and 7 hereof. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date; provided, however, that if Borrower chooses (in its sole discretion) to exercise the following option, then by delivering a notice of extension to Lender at least three (3) days prior to the Expiration Date, and provided no Event of Default has occurred and is continuing (the “Extension”): (i) the Borrower’s payment of the outstanding principal balance and any accrued but unpaid interest outstanding as of the Expiration Date (such amount outstanding as of the Expiration Date, the “Termed-Out Balance”) shall not be due and payable on the Expiration Date, but instead be due and payable in twelve (12) monthly installments, beginning on the one (1)-month anniversary of the Expiration Date and continuing on each one (1) month anniversary thereof through and including the twelve (12) month anniversary of the Expiration Date, with each such monthly payment being equal to the sum of (A) all accrued unpaid interest on the outstanding balance of this Note as of the applicable payment date (excluding any portion thereof accrued as of the Expiration Date and comprising a portion of the Termed-Out Balance), plus (B) one-twelfth (1/12th) of the aggregate outstanding Termed-Out Balance; (ii) interest shall accrue on the outstanding Termed-Out Balance (including any portion thereof comprising accrued unpaid interest) at all times from and after the Expiration Date at the applicable interest rates specified herein, (iii) the entire unpaid Termed-Out Balance and all other obligations hereunder shall be due and payable in full on the twelve (12) month anniversary of the Expiration Date (unless earlier accelerated in accordance with the terms hereof); (iv) as consideration for the Extension, the applicable interest rate on the outstanding principal balance and the Termed-Out Balance hereunder shall be increased (A) on a retroactive basis for all prior periods from the date of this Note through the Expiration Date, to a rate equal to the Extension Period Rate (with the entirety of such increase over the original contractual interest rate specified herein being added to the Termed-Out Balance effective as of the Expiration Date), and (B) from and after the Expiration Date, to a rate equal to the Extension Period Rate; and (v) for the avoidance of doubt, the exercise of the Extension shall not extend the Expiration Date, meaning Lender shall be under no obligation to make advances after the existing Expiration Date.

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3. Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in that certain Loan and Security Agreement dated of even date herewith (as amended, modified, supplemented, restated, extended or renewed from time to time, the “Loan Agreement”) by and between Borrower and Lender or, if not defined therein, such terms shall have the meanings set forth below:

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Las Vegas, Nevada.

“Default Rate” shall mean the rate per annum (based on the actual number of days that principal is outstanding over a year of 365 days) equal to the lesser of (A) a fixed rate of 1,325 basis points (i.e., thirteen and one quarter percent (13.25%)) and (B) the Maximum Rate.

“Extension Period Rate” shall mean a fixed rate per annum (based on the actual number of days that principal is outstanding over a year of 365 days) equal to 1,200 basis points (i.e., twelve percent (12.00%)).

“Maximum Rate” shall mean the maximum rate of interest allowed by applicable law.

4. Advance Procedures.

(a) Subject to Section 4(b): if permitted by the Lender, a request for advance may be made by telephone or electronic mail, with such confirmation or verification (if any) as the Lender may require in its discretion from time to time. A request for advance by Borrower shall be binding upon Borrower, jointly and severally. The Borrower authorizes the Lender to accept telephonic and electronic requests for advances, and the Lender shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Lender harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic and electronic requests or by the making of such advances. The Lender will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

(b) Notwithstanding the foregoing, to prevent third party fraud, no request for an advance made by telephone or electronic mail may include any change in the wire transfer details, ACH information, or other address/location to which the advance will be delivered or paid, unless such changed payment details are confirmed by Borrower’s Chief Executive Officer or Chief Operating Officer via a live teleconference.

5. Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 365 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

6. Other Payment Terms. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Lender to charge the Borrower’s deposit account at the Lender for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Lender may choose, in its sole discretion.

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7. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Lender a late charge equal to the lesser of 5% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

8. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

9. Omitted.

10. Other Loan Documents. This Note is issued in connection with the Loan Agreement and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Lender and delivered by the Borrower or by any third party with reference to indebtedness of the Borrower, whether such documents were previously or are hereafter executed, and whether given expressly as security for payment of this Note or generally as security for any and all indebtedness of the Borrower to the Lender. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time. Collateral securing other obligations of the Borrower to the Lender may also secure this Note.

11. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due (inclusive of the 15-day period set forth in Section 7); (ii) the occurrence of any non-monetary event of default or any default, or Borrower’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of the Borrower to the Lender, if such non-monetary default, lapse, failure, or other breach is not cured by Borrower within thirty (30) days of delivery of written notice of the same by Lender; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within seventy-five (75) days of the commencement thereof, provided that the Lender shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower held by or deposited with the Lender (and if involuntary, not dismissed or stayed within seventy-five (75) days of the commencement thereof); (v) a default with respect to any other indebtedness of the Borrower for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any Collateral securing the obligations of the Borrower to the Lender (and if involuntary, not dismissed or stayed within seventy-five (75) days of the commencement thereof); (vii) any change in Borrower’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on the Borrower; (viii) the Borrower ceases doing business as a going concern; (ix) any representation or warranty made by the Borrower to the Lender in any Loan Document or any other documents now or in the future evidencing or securing the obligations of the Borrower to the Lender, is false, erroneous or misleading in any material respect; or (x) if this Note or any guarantee executed by the Borrower is secured, the failure of the Borrower to provide the Lender with additional collateral if in the Lender’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in a material amount.

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Upon the occurrence of an Event of Default: (a) the Lender shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Lender’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Lender’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Lender may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

12. Indemnity. The Borrower agrees to indemnify each of the Lender, each legal entity, if any, who controls, is controlled by or is under common control with the Lender, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) (each, a “Claim”) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an Indemnified Party’s negligence or willful misconduct. The indemnity agreement contained in this paragraph shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

13. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Lender may modify this Note for the purposes of correcting a clerical error, without the need for a written amendment, provided that the Lender shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Lender’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Lender’s written consent and the Lender at any time may assign this Note in whole or in part.

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14. Governing Law and Venue. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of Delaware (the “State”). This Note will be interpreted and the rights and liabilities of the Lender and the Borrower determined in accordance with the laws of the state, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). Each of the Lender and Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Santa Clara County, California or federal judicial district for Santa Clara County, California. The Lender and the Borrower agree that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

15. Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

16. Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

17. Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Lender’s option, be in the form of an electronic record. Any Communication may, at the Lender’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention, and/or the use of DocuSign-style software.

18. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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The Borrower acknowledges that it has read and understands all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

GB HRP, LLC, a Delaware limited liability company

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Its:	Chief Financial Officer

Signature Page to

Revolving Line of

Credit Note